Exhibit 99.1
Phoenix Technologies Ltd. Reports Third Quarter Fiscal 2009 Financial Results
MILPITAS, CA., July 29, 2009 — — Phoenix Technologies Ltd. (NASDAQ: PTEC), the leader in PC 3.0™ products, services and embedded technologies, today reported financial results for the Company’s third fiscal quarter, ended June 30, 2009.
Financial Highlights
•	Total revenues of $17.3 million, compared to $15.8 million reported in the second fiscal quarter ended March 31, 2009 and $19.3 million in the third quarter of fiscal year 2008;

•	GAAP net loss of ($5.8) million, or ($0.20) per share, compared to a net loss of ($2.8) million, or ($0.10) per share, in the third quarter of fiscal year 2008;

•	Non-GAAP net loss of ($2.9) million, or ($0.10) per share, (calculated after adjustments to exclude stock-based compensation expense, restructuring and related asset impairment charges, impairment of goodwill and intangible assets and amortization of intangible assets) compared to non-GAAP net income of $1.3 million, or $0.04 per diluted share, in the third quarter of fiscal year 2008; and

•	Completion of the previously announced registered direct common stock offering, raising net proceeds of approximately $12.1 million with settlement on July 2, 2009.
“We are very pleased to announce better than expected top and bottom line results for the third quarter, which came as a result of both improved sales performance and significantly reduced operating expenses,” said President and CEO Woody Hobbs. “We reduced our operating expenses below the level we reported for the March quarter, yet we still continued to invest in our vision for PC 3.0 and the related new product development, customer acquisition, and deployment activities.
“Our FailSafe and HyperSpace offerings are generating broad industry and consumer support, and we believe our strategies for these products are powerful catalysts for both near and long term revenue growth. The first OEM shipments of FailSafe enabled machines began during the third fiscal quarter on schedule. We also successfully expanded our direct engagements with OEMs through advancements in our HyperSpace initiative. In addition to optimizing HyperSpace for AMD’s second generation consumer notebook platform, we announced earlier this month that HyperSpace is now aligned with the Moblin open source framework for Intel Atom™ Processor-based devices such as netbooks, nettops and MIDs (mobile internet devices). Through this strategic alliance with Intel, we expect to work closely with Intel on the promotion and commercialization of HyperSpace among OEMs and ODMs.
“The trend toward instant on, always connected, all day computing is clearly gaining traction in the marketplace, particularly as netbook and other MID unit shipments and adoption pick up speed. We believe we are in exactly the right place to benefit from this momentum as the business environment rebuilds and as market demand for superior form, function, and performance accelerates,” Mr. Hobbs concluded.
Third Quarter Fiscal 2009 Financial Summary
Total revenues for the third quarter of fiscal 2009 ended June 30, 2009 were $17.3 million, compared with $19.3 million in the third quarter of fiscal 2008 ended June 30, 2008. Gross margin for the third fiscal quarter of 2009 was $14.3 million, compared to gross margin of $16.5 million for the third fiscal quarter of 2008. Operating expenses for the third fiscal quarter of 2009 were $18.2 million, compared to operating expenses of $18.4 million for the third fiscal quarter of 2008. Net loss for the third fiscal quarter of 2009 was ($5.8) million, or ($0.20) per share, compared to a net loss of ($2.8) million, or ($0.10) per share, in the comparable year-ago period. The Company ended the third fiscal quarter of 2009 with cash and equivalents of $18.9 million, compared to $22.6 million at March 31, 2009. (On July 2, 2009 the Company completed its previously announced registered direct sale of common stock, generating net proceeds to the company of approximately $12.1 million.)
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call today at 5:30 a.m. PT (8:30 a.m. ET). To participate in the conference call, please dial 877-941-8609 or 480-629-9786. Investors may also access a live audio web cast of this conference call on the investor relations section of the Company’s website at http://investor.phoenix.com/webcasts.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available for 90 calendar days. An audio replay will also be available approximately one hour after the conclusion of the call and will be made available through Wednesday, August 26, 2009. The audio replay can be accessed by dialing 800-406-7325 or 303-590-3030 and entering access ID number 4041377.
About Phoenix Technologies
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in PC 3.0™ products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — SecureCore Tiano, Embedded BIOS, Phoenix Freeze, FailSafe, HyperSpace, and eSupport.com — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has 139 technology patents and 65 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore, Embedded BIOS, Phoenix Freeze, FailSafe, HyperSpace, PC 3.0, eSupport.com and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
To be added to the Company’s email distribution for future news releases, please send your request to phoenix@tpg-ir.com.
Use of Non-GAAP Financial Information

To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. In addition to the charges associated with the impairment of goodwill and intangible assets recorded during the quarter ended March 31, 2009, the adjustments in the current quarter consist principally of stock compensation expense as required according to SFAS 123(R), restructuring and related asset impairment charges primarily associated with reductions in force and the closures of the Company’s facilities in Tel Aviv, Israel and Hyderabad, India, and the amortization of intangible assets. These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net loss on a GAAP basis and non-GAAP net income (loss) provided in the financial statements that accompany this press release.
Safe Harbor
The statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our ability to improve our financial performance, the deployments of our FailSafe and HyperSpace products, the level of industry and consumer interest in our new products and market trends. These statements involve risk and uncertainties, including: demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to enhance existing products and develop and market new products and technologies successfully; our ability to achieve and maintain profitability and positive cash flow from operations; our ability to meet our capital requirements in the future; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; our ability to maintain the average selling price of our core system software for Netbooks; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; our ability to generate additional capital on terms acceptable to us; timing of payment by our customers; risks associated with any acquisition strategy that we might employ; costs and results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; the volatility of our stock price; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; our ability to complete the transition from our historical reliance on paid-up licenses to volume purchase license agreements and pay-as-you-go arrangements; fluctuations in our operating results and our ability to manage expenses consistent with our revenues; the effects of any software viruses or other breaches of our network security; our ability to convert free users to paid customers and retain customers for our subscription services; unauthorized access to confidential customer information; our ability to manage our rapid growth effectively; defects or errors in our products and services; consolidation in the industry in which we operate; end user customers’ high-speed access to the internet and continued maintenance and development of the internet infrastructure; risk associated with use of open source software; our dependence on third party service providers; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; business disruptions due to acts of war, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; changes in our effective tax rates; and validity of our tax positions. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward -looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com
The Piacente Group, Investor Relations
Kristen McNally
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	September 30,
	2009	2008

Assets

Current assets:
Cash and cash equivalents	$18,909	$37,721
Accounts receivable, net of allowances	13,399	6,246
Other assets — current	5,880	8,190

Total current assets	38,188	52,157

Property and equipment, net	5,373	4,125
Purchased technology and other intangible assets, net	7,996	22,323
Goodwill	21,926	54,943
Other assets — noncurrent	3,002	2,994

Total assets	$76,485	$136,542

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$2,121	$2,855
Accrued compensation and related liabilities	2,965	6,050
Deferred revenue	21,164	15,010
Income taxes payable — current	4,443	4,099
Accrued restructuring charges — current	123	658
Other liabilities — current	7,273	10,318

Total current liabilities	38,089	38,990

Accrued restructuring charges — noncurrent	36	8
Income taxes payable — noncurrent	15,476	13,629
Other liabilities — noncurrent	2,709	2,508

Total liabilities	56,310	55,135

Stockholders’ equity:
Preferred stock	—	—
Common stock	30	29
Additional paid-in capital	244,146	235,562
Accumulated deficit	(132,031)	(61,786)
Accumulated other comprehensive income (loss)	66	(466)
Less: Cost of treasury stock	(92,036)	(91,932)

Total stockholders’ equity	20,175	81,407

Total liabilities and stockholders’ equity	$76,485	$136,542

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2009	2008	2009	2008

Revenues:
License fees	$14,445	$16,883	$41,557	$47,110
Subscription fees	928	20	2,119	20
Service fees	1,908	2,373	6,789	6,570

Total revenues	17,281	19,276	50,465	53,700

Cost of revenues:
License fees	148	179	434	421
Subscription fees	334	20	1,086	20
Service fees	2,053	2,161	6,083	5,678
Amortization of purchased intangible assets	431	373	2,484	444
Impairment of purchased intangible assets	—	—	11,943	—

Total cost of revenues	2,966	2,733	22,030	6,563

Gross margin	14,315	16,543	28,435	47,137

Operating expenses:
Research and development	9,211	8,397	30,669	20,069
Sales and marketing	3,958	3,245	15,107	8,885
General and administrative	4,655	6,708	15,289	16,221
Restructuring and asset impairment	360	67	1,502	180
Impairment of goodwill	—	—	33,213	—

Total operating expenses	18,184	18,417	95,780	45,355

Income (loss) from operations	(3,869)	(1,874)	(67,345)	1,782

Interest and other income (expenses), net	(502)	328	103	602

Income (loss) before income taxes	(4,371)	(1,546)	(67,242)	2,384

Income tax expense	1,383	1,234	3,003	4,037

Net loss	$(5,754)	$(2,780)	$(70,245)	$(1,653)

				.
Loss per share:
Basic and diluted	$(0.20)	$(0.10)	$(2.46)	$(0.06)

Shares used in loss per share calculation:
Basic and diluted	28,700	27,574	28,543	27,385
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	June 30,	March 31,	June 30,	Nine months ended June 30,
	2009	2009	2008	2009	2008
Cash flows from operating activities:
Net loss	$(5,754)	$(55,148)	$(2,780)	$(70,245)	$(1,653)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	1,014	1,417	868	4,049	1,919
Stock-based compensation	2,018	2,423	3,605	7,572	8,292
Loss from disposal/impairment of fixed assets	128	(4)	(17)	124	16
Impairment of purchased intangible assets	—	11,943	—	11,943	—
Impairment of goodwill	—	33,213	—	33,213	—
Change in operating assets and liabilities:
Accounts receivable	(5,851)	(2,588)	524	(7,089)	2,785
Prepaid royalties and maintenance	(25)	17	6	(150)	38
Other assets	(507)	621	663	(528)	113
Accounts payable	(2)	(1,290)	652	(724)	649
Accrued compensation and related liabilities	(1,152)	637	322	(3,042)	34
Deferred revenue	4,935	1,261	(387)	6,241	2,077
Income taxes	1,775	(152)	1,104	2,222	4,311
Accrued restructuring charges	(338)	95	(132)	(499)	(1,608)
Other accrued liabilities	95	(447)	(888)	(793)	(10)

Net cash provided by (used in) operating activities	(3,664)	(8,002)	3,540	(17,706)	16,963

Cash flows from investing activities:
Purchases of property and equipment and other intangible assets	(537)	(155)	(1,027)	(1,996)	(1,958)
Funds held in escrow	—	—	(18,706)	—	(18,706)
Acquisition of businesses, net of cash acquired	—	—	(17,715)	(204)	(17,715)

Net cash used in investing activities	(537)	(155)	(37,448)	(2,200)	(38,379)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	218	—	1,173	1,022	4,723
Repurchase of common stock	(12)	(52)	—	(99)	—
Principal payments under capital lease obligations	(61)	—	—	(61)	—

Net cash provided by (used in) financing activities	145	(52)	1,173	862	4,723

Effect of changes in exchange rates	346	(391)	(149)	232	89

Net decrease in cash and cash equivalents	(3,710)	(8,600)	(32,884)	(18,812)	(16,604)
Cash and cash equivalents at beginning of period	22,619	31,219	78,985	37,721	62,705

Cash and cash equivalents at end of period	$18,909	$22,619	$46,101	$18,909	$46,101

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE
(in thousands, except per share data)
(unaudited)

		Three months ended
		June 30,	March 31,	June 30,	Nine months ended June 30,
		2009	2009	2008	2009	2008

GAAP net loss		$(5,754)	$(55,148)	$(2,780)	$(70,245)	$(1,653)

Equity-based compensation expense under SFAS No. 123(R)	(1)	2,018	2,423	3,605	7,572	8,292

Restructuring and asset impairment	(2)	360	1,049	67	1,502	180

Amortization of purchased intangible assets	(3)	431	910	373	2,484	444

Impairment of purchased intangible assets	(4)	—	11,943	—	11,943	—

Impairment of goodwill	(4)	—	33,213	—	33,213	—

Non-GAAP net income (loss)		$(2,945)	$(5,610)	$1,265	$(13,531)	$7,263

Non-GAAP earnings (loss) per share:
Basic		$(0.10)	$(0.20)	$0.05	$(0.47)	$0.27
Diluted		$(0.10)	$(0.20)	$0.04	$(0.47)	$0.25

Shares used in earnings (loss) per share calculation:
Basic		28,700	28,560	27,574	28,543	27,385
Diluted		28,700	28,560	29,253	28,543	29,145

These adjustments reconcile the Company’s GAAP net loss to the reported non-GAAP net income (loss). The Company believes that presentation of net loss and net income (loss) per share excluding equity-based compensation, restructuring and asset impairment costs, amortization of purchased intangible assets and impairment of purchased intangible assets and of goodwill provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP results because management believes it is useful to investors to understand how the expenses associated with SFAS No. 123(R) are reflected in net income (loss). Restructuring and related asset impairment costs are excluded from non-GAAP financial results since they may not be considered directly related to our ongoing business operations. Amortization of purchased intangible assets, principally purchased technology, are excluded from non-GAAP financial results since it generally cannot be changed by management after an acquisition has occurred. Impairment of purchased intangible assets and goodwill are excluded from non-GAAP financial results since management believes that these charges are not directly related to the underlying performance of the Company’s core business operations and eliminating these will assist investors to compare current versus past operational performance. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This represents equity-based compensation expense related to the Company’s adoption of SFAS No. 123(R) beginning October 1, 2005. For the three months ended June 30, 2009, equity-based compensation was $2.0 million, allocated as follows: $0.1 million to cost of revenues, $0.4 million to research and development, $0.3 million to sales and marketing and $1.2 million to general and administrative. For the three months ended March 31, 2009, equity-based compensation was $2.4 million, allocated as follows: $0.1 million to cost of revenues, $0.7 million to research and development, $0.3 million to sales and marketing and $1.3 million to general and administrative. For the three months ended June 30, 2008, equity-based compensation was $3.6 million, allocated as follows: $0.2 million to cost of goods sold, $1.0 million to research and development, $0.4 million to sales and marketing and $2.0 million to general and administrative. For the nine months ended June 30, 2009, equity-based compensation was $7.6 million, allocated as follows: $0.4 million to cost of goods sold, $2.1 million to research and development, $1.0 million to sales and marketing and $4.1 million to general and administrative. For the nine months ending June 30, 2008, equity-based compensation was $8.3 million, allocated as follows: $0.4 million to cost of goods sold, $2.1 million to research and development, $1.0 million to sales and marketing and $4.8 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS No. 123(R) are reflected in net income.

The quarter ended March 31, 2008 is the first quarter during in which the Company reported equity-based compensation expense under SFAS No. 123(R) in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008 (the “Performance Options”). Of the $2.0 million of equity-based compensation for the three months ended June 30, 2009, $0.9 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $2.4 million of equity-based compensation for the three months ended March 31, 2009, $1.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $3.6 million of equity-based compensation for the three moths ended June 30, 2008, $2.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $7.6 million of equity-based compensation for the nine months ended June 30, 2009, $3.5 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $8.3 million of equity-based compensation for the nine months ended June 30,2008, $5.8 million was due to equity-based compensation expense which resulted from the grant of the Performance Options.

(2)	The Company has incurred restructuring and resulting asset impairment expenses, included in its GAAP presentation of operating expenses, primarily due to workforce related charges such as payments for severance and benefits, asset impairments, estimated costs of exiting and terminating facility lease commitments and other exit costs related to formal restructuring plans approved by the Board of Directors/management in June 2006, September 2006, November 2006, September 2007, February 2009, March 2009 and June 2009. For the three months ended June 30, 2009, restructuring and related asset impairment costs totaled $0.4 million, which relates mainly to the severance, other employee related costs, asset impairments, and other exit costs incurred in relation to the restructuring plans announced during the the second and third quarters of fiscal year 2009. As part of the current quarter restructuring activities, the Company consolidated its development activities in India location by closing its facility in Hyderabad, India. For the three months ended March 31, 2009, restructuring costs totaled $1.0 million, which relates mainly to the severance and other employee related costs incurred in relation to the two restructuring plans announced during the quarter ended March 31, 2009. As part of these restructuring activities, the Company reduced its global workforce by 96 employees and closed its facility in Tel Aviv, Israel. For the three months ended June 30, 2008, cost related to exiting and terminating 2 facility leases totaled approximately $0.1 million due to a change in estimate of sublease income. For the nine months ended June 30, 2009, restructuring costs totaled $1.5 million, out of which $1.2 million relates to the severance and other employee related cost incurred in relation to the three restructuring plans announced during the quarters ended March 31, 2009 and June 30, 2009 and $0.3 million relates to facilities, lease, asset impairments, and other exit costs. For the nine months ended June 30, 2008, restructuring costs were $0.2 million which were composed of severance and benefits costs of approximately $80,000 and facilities lease costs of approximately $0.1 million. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance.

(3)	This represents amortization of purchased intangible assets, principally purchased technology, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”). Amortization of purchased intangible assets is allocated to cost of revenues. For the three months ended June 30, 2009, intangible assets was $0.4 million, which primarily include the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008. For the three months ended March 31, 2009, amortization of purchased intangible assets was $0.9 million, which primarily include the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008. For the three months ended June 30, 2008, amortization of purchased intangible assets was $0.4 million. For the nine months ended June 30, 2009, amortization of purchased intangible assets was $2.5 million, which primarily include the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008. For the nine months ended June 30, 2008, amortization of purchased intangible assets was $0.4 million. Future acquisitions may cause amortization expenses to be higher than these amounts.

(4)	This represents impairment of goodwill and purchased intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”). For the three months ended June 30, 2009, there were no impairment charges recorded on purchased intangible assets or goodwill. For the three months ended March 31, 2009, impairment of purchased intangible assets was $11.9 million and impairment of goodwill was $33.2 million, which include the impairments of the acquired assets from recent acquisitions. There were no impairment charges recorded on purchased intangible assets or goodwill in the other periods presented. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset impairment are generally unpredictable and several factors could result in further impairment of the remaining goodwill and other intangible assets in the future periods.